UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

(Date of earliest event reported): December 2, 2011

IMPERIAL PETROLEUM, INC.

(Exact name of Registrant as specified in its charter)

Nevada	0-9923	95-3386019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

329 Main Street, Suite 801

Evansville, IN 47708

(Address of principal executive office and zip code)

(812) 867-1433

(Registrant’s telephone number, including area code)

Check the appropriate box bellow if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

J. Greg Thagard, a Director of the Company, has been appointed to the position of Chairman of the Board. Mr. Thagard, a Director of Imperial Petroleum since August 2007, has extensive experience in all aspects of the petroleum industry for the past 34 years. After selling a royalty portfolio of over 1,500 producing properties in which he was both a principal and manager, he performed outside contract operating and consulting work as well as similar duties for his family business. Mr. Thagard serves on the Compensation Committee.

In addition, Mr. Tim Jones, currently the Chief Financial Officer of Imperial Petroleum and President of e-Biofuels, was appointed to the Board of Directors. Mr. Jones, a Certified Public Accountant, has 11 years of finance and accounting experience including 5 years in public accounting at Ernst & Young. Mr. Jones serves on the Audit Committee. There was no arrangement or understanding between Mr. Jones on the one hand, and any other person, on the other hand, pursuant to which Mr. Jones was selected as a director.

On December 2, 2011, the Company accepted the resignation of Ben Campbell from its Board of Directors.

ITEM 8.01	OTHER EVENTS

On December 8, 2011, the Company will issue a press release announcing that J. Greg Thagard has been appointed to the position of Chairman of the Board of Directors and announcing that Tim Jones, currently the Chief Financial Officer of the Company, has been appointed to the Board of Directors. The full text of the press release is attached herewith as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	EXHIBITS

(d)	Exhibits

Exhibit Number	Description of Exhibit

Exhibit 99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Imperial Petroleum, Inc.

By:	/s/ John Ryer
John Ryer
Title:	President

Dated: December 7, 2011